EXHIBIT 10.1
Summary of Incentive Plan for 2015.

Annual 2015 Incentive Plan. On March 12, 2015, the Compensation Committee adopted the annual incentive plan for 2015, providing for possible cash incentive awards and restricted stock awards in the form of Long-Term Incentive Share Awards and Career Share Awards, as in prior years. Any such awards, if earned, would be paid, in the case of the cash award, or granted, in the case of the restricted stock awards, by March 15, 2016. As described below, the potential awards are subject to both a performance condition and a service condition.
All awards are subject to shareholder approval of the material terms of the performance goals of the annual incentive plan applicable to 2015-2019 which were submitted to shareholders for approval at the annual meeting of shareholders to be held April 28, 2015.
Potential Cash Incentive Awards. The CEO and all executive officers whose responsibilities primarily relate to corporate level administration have the opportunity to earn a cash payment ranging from 15% to no more than 105% of such executive’s base salary (from 45% to 105% for the Chief Executive Officer and Chief Operating Officer, from 30% to 90% for the Chief Financial Officer and from 15% to 75% for other officers). Fifty percent of the amount of the potential cash award is based on achievement of specified levels of Operating Income from Continuing Operations for the Company, as Adjusted (as defined in the plan), 30% of the amount is based on achievement of specified levels of Operating Income from Continuing Operations of the Company’s residential business operations, as Adjusted (as defined in the plan), and 20% of the amount is based on achievement of specified levels of Operating Income from Continuing Operations of the Company’s commercial business operations, as Adjusted (as defined in the plan).
Executive Officers whose responsibilities primarily relate to one of the Company’s business units, have the opportunity to earn a cash payment ranging from 15% to no more than 75% of such participant’s base salary. Fifty five percent of the amount is based on achievement of specified levels of their business unit’s Operating Income from continuing Operations, as Adjusted (as defined in the plan), 30% is based on the achievement of specified levels of the Company’s Operating Income from Continuing Operations, as Adjusted (as defined in the plan), and 15% is based on achievement of specified levels of the annual Operating Income as Adjusted (as defined in the plan) of the Company’s other business units.
Maximum potential awards are determined by formula; to be eligible for any award, the participant must be employed by the Company as of the date of determination. The Compensation Committee must determine and certify achievement of the relevant performance and service conditions.
The Compensation Committee retains the discretion to reduce any award by up to 30% of the amount otherwise earned based on the participant’s level of achievement of certain individual performance goals, which are less quantifiable and more subjective in nature than the formula goals otherwise set by the plan. Individual goals are set by the Committee for each participant.
Any cash award will be paid out to the participants by March 15, 2016.

Primary Long-Term Incentive Share Awards and Career Share Awards.
The incentive plan also provides for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Share Awards.
The Primary Long-Term Incentive Share Awards is a possible award of restricted shares, in value equal to no more than 35% of the Executive’s base salary as of the beginning of 2015 plus any cash incentive award paid for such year. To be eligible for an award of Primary Long-term Incentive Shares the Company must achieve an Operating Income from Continuing Operations, as Adjusted (as defined in the plan) of at least the threshold level set for determining the potential cash award. If such threshold level of operating income is attained, the Participant will receive an award of restricted shares equal in value to 35% of his base salary as of the beginning of 2015 plus any cash incentive paid for the year. The Compensation Committee must certify achievement of the threshold level of Operating Income as Adjusted. The Participant must be employed by the Company as of the date of determination in order to receive the award. The Awards will be made no later than March 15, 2016.
Vesting. If earned, the Primary Long-Term Incentive Shares vest equally over 3 years from the potential award date (March 12, 2016). Upon vesting, each ratable portion of the award becomes unrestricted and must be paid or made available by March 15 of the year following vesting. That portion of the award that has been expensed by the Company (as of its most recent year end financial statements), and which has not previously become unrestricted and paid or made available to the Participant, vests upon a Participant’s attaining age 60. For Participants age 60 or older, the vested portion becomes unrestricted and is paid or made available by March 15 of the year immediately following the year of vesting. Shares subject to the award vest on the Participant’s death, disability or termination of employment by the Company, other than for cause. In no event will shares subject to the Award become unrestricted and paid and made available later than March 15th of the year following the year in which the shares are no longer subject to a substantial risk of forfeiture, as defined under relevant IRC regulations.
The Career Share Award is a possible award of restricted shares, in value equal to 20% of each Participant’s base salary at the beginning of 2015, for all executive officers other than the Chief Operating Officer and Chief financial Officer; for the Chief Operating Officer, the award is equal in value to 35% of his base salary, and for the Chief Financial Officer, such award is equal in value to 30% of his base salary at the beginning of 2015. To be eligible for an award of Career Shares, the Company must have achieved a profitable level of Operating Income from Continuing Operations, as Adjusted (as defined in the plan). The Compensation Committee must certify achievement of the minimum level of Operating Income from continuing Operations, as Adjusted. The Participant must be employed by the Company as of the date of determination in order to receive the award.
Vesting. If earned, the Career Share award vests when the participant: (i) becomes eligible to retire; and (ii) has retained the shares for a minimum of 24 months from the grant date of the award. For participants under age 60, shares vest ratably over 5 years beginning on such executive officer’s 61st birthday. That cumulative portion of the award that has been expensed by the Company (as of its most recent year ending financial statements) and which has not become unrestricted and paid or made available to the Participant, vests upon a Participant’s attaining age 60. The vested portion of each award becomes unrestricted and is paid or made available March 15 of the year immediately following the year of vesting. In no event will shares subject to the Award become unrestricted and be paid and made available later than March 15th of the year following the year in which the shares are no longer subject to a substantial risk of forfeiture, as defined under relevant IRC regulations.

Retention Awards.
In addition to the potential awards of restricted stock described above, the Committee approved three additional awards of restricted stock, structured as retention grants. Two grants were made to the Company’s President Residential, and one grant was proposed to be made to the Company’s Chief Executive Officer.
President Residential. The retention grants are structured to incentivize the Company’s President Residential to continue providing his services to the Company for the duration of the grants. Accordingly they are structured as cliff vesting grants and are forfeitable in the event of voluntary retirement prior to the respective vesting terms of the grants. The awards are structured as two separate awards: one in the amount of 10,000 shares that vests, if the Continued Service Condition is met, on March 12, 2017, and one in the amount of 20,000 shares that vests, if the Continued Service Condition is met, on March 12, 2018. The Compensation Committee must certify that the Continued Service Condition has been met and any award must become unrestricted and be paid and made available no later than March 15th of the year following the year in which the award is no longer subject to a substantial risk of forfeiture under relevant IRC regulations.
Chief Executive Officer. The retention grant proposed to be made to the Chief Executive Officer is intended to incentivize the Chief executive Officer to continue providing his services to the Company for the duration of the grant. Accordingly it is structured as a cliff vesting grant and is forfeitable in the event of voluntary termination prior to the vesting term of the grant. The retention grant will only be made if the Company’s Shareholders approve the material terms of the Performance Goals applicable to the 2015-2019 annual incentive plan. Such terms have been submitted to shareholders for approval at the annual meeting of shareholders to be held April 28, 2015. Vesting of this award is subject to both a Continued Service Condition and a Performance Condition. It is structured as a 100,000 share award vesting March 12, 2019, if the Continued Service Condition and the Performance Condition have been met. The Performance Condition requires that the Company’s cumulative Operating Income from Continuing Operations as Adjusted (as defined in the plan) as of fiscal year end 2018 (or in the case of death, disability, change of control, or other involuntary termination without cause, as of the end of the most recent quarterly accounting period), must equal or exceed 440% of the Company’s Operating Income from Continuing Operations, as Adjusted (as defined in the plan) as of fiscal year end 2014. The award vests upon death, disability, or a change in control of the Company, only if the Performance Condition has been met as of such date. The Compensation Committee must certify that the Continued Service Condition and the Performance Condition have been met, and any award must become unrestricted and be paid and made available no later than March 15th of the year following the year in which the award is no longer subject to a substantial risk of forfeiture under relevant IRC regulations.